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                                                                   Exhibit 10(a)


                                 AMENDMENT NO. 5
                                     TO THE
                                TRANSMATION, INC.
                              DIRECTORS' STOCK PLAN

                           EFFECTIVE NOVEMBER 1, 1997


        WHEREAS, Transmation, Inc., an Ohio corporation (the "Company"), has established the Transmation, Inc. Directors' Stock Plan, effective January 17, 1995, as last amended on April 25, 1997 (the "Plan"); and

        WHEREAS, deeming it appropriate and advisable so to do, and pursuant to
Section 8 of the Plan, the Board of Directors of the Company has authorized, approved and adopted the further amendment to the Plan set forth herein;

        NOW, THEREFORE, the Plan is hereby further amended, effective November 1, 1997, as follows:

               1. Amendment No. 1 to the Plan, which amended Section "3(b) AWARDS FOR BOARD MEETINGS ATTENDED." of the Plan so as to fix a maximum number of Board meetings per fiscal year for which shares would be awarded under the Plan, is hereby repealed and rescinded and is of no further force or effect.

               2. Except as amended hereby, the Plan (including Section 3(b) thereof as it existed prior to the adoption of Amendment No. 1 to the Plan) shall remain in full force and effect in accordance with its terms.


        THIS AMENDMENT NO. 5 TO THE TRANSMATION, INC. DIRECTORS' STOCK PLAN WAS AUTHORIZED, APPROVED AND ADOPTED BY THE BOARD OF DIRECTORS OF THE COMPANY ON OCTOBER 28, 1997.


                                                 /s/ John A. Misiaszek
                                                 -------------------------------
                                                 John A. Misiaszek, Secretary




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